Exhibit 3.1

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Canadian National Railway Company

    Compagnie des chemins de fer nationaux du Canada

Corporate name / Dénomination sociale

010533-3

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.	JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 178 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes.

/s/ Virginie Ethier

Virginie Ethier
Director / Directeur
2018-05-24
Date of amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Canada Business Corporations Act (CBCA)

FORM 4

ARTICLES OF AMENDMENT

(Sections 27 or 177)

1 - Current corporate name

CANADIAN NATIONAL RAILWAY COMPANY COMPAGNIE DES CHEMINS DE FER NATIONAUX DU CANADA

2 - Corporation number

010533 - 3

3 - The articles are amended as follows (note that more than one section can be filled out)

A: The corporation changes Its name to:

B: The corporation changes the province or tenitory in Canada where the registered office is situated to:

To complete the change, a Form 3 - Change of Registered Office Address must accompany the Articles of Amendment.

C: The corporation changes the minimum and/or maximum number of directors to: (for a fixed number of directors, Indicate the same number in both boxes).

Minimum number ☐	Maximum number ☐

D:   Other changes: (for example, to the classes of shares, to the restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out In the Articles) Please specify.

See attached schedule specifying the amendments to the Corporation’s Articles of Continuance. The schedule is incorporated in this Form 4. Voir le document en annexe spécifiant les modifications apportées aux clauses de prorogation de In corporation. L’annexe ci-jointe fait partie intégrunte du présent formulaire 4.

4 - Declaration

I hereby certify that l am a director or an authorized officer of the corporation.

Signature:	/s/ Sean Finn
Print name:	Sean Finn	Telephone number:

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to Imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

ISED-ISDE 3069E (2016/11) Page 1 of 2

FORM 4

Canadian National Railway Company

Compagnie des chemins de fer nationaux du Canada

ARTICLES OF AMENDMENT

The articles of the Corporation are amended as follows:

1.	The definition of “Maximum Individual Holdings” under Section 1.1 of Schedule “B”, attached to the Articles of Continuance, Is hereby amended so that henceforth it shall read as follows:

“Maximum Individual Holdings” means voting shares to which are attached twenty-five percent (25%) of the Aggregate Votes;

2.	The last paragraph of Section 2 “Constraints on Issue and Transfer” of Schedule “B”, attached to the Articles of Continuance, is hereby amended so that henceforth it shall read as follows:

“if, as a result of such subscription, Issue, transfer, purchase or acquisition, voting shares to which are attached more than twenty-five percent (25%) of the Aggregate Votes are or would be held, beneficially owned or controlled, dlrectly or Indirectly, by any one person together with the associates of such person.”

3.	Section 3 “Constraints on Ownership Rights” of Schedule “B”, attached to the Articles of Continuance, is hereby amended so that henceforth it shall read as follows:

“No person, together with his or her associates, shall hold, beneficially own or control, directly or indirectly, voting shares to which are attached more than twenty-five percent (25%) of the Aggregate Votes. Subject to Subsections 4.1 and 4.2, the Corporation shall refuse to recognize all Ownership Rights that would otherwise be attached to any voting shares held, beneficially owned or controlled, directly or indirectly, In excess of the permltted Maxlmum Individual Holdings by any person, together with such person’s associates.”

FORMULAIRE 4

Canadian National Railway Company

Compagnie des chemins de fer nationaux du Canada

CLAUSES MODIFICATRICES

Les statuts de la société sont modifiés de la façon suivante:

1.	La définition du terme «avoir individuel maximum» du paragraphe 1.1 de l’annexe B jointe aux clauses de prorogation est modifié afin que dorénavant, elle se lise comme suit:

avoir individuel maximum désigne les actions avec droit de vote auxquelles sont rattachés vingt- cinq pour cent (25%) du total des droits de vote;

2.	Le dernier paragraphe du paragraphe 2 intitulé «Restrictions sur I’émission et le transfert» de l’annexe B jointe aux clauses de prorogation est modifié afin que dorénavant, il se lise comme suit:

«si par suite d’une telle souscription, émission ou acquisition ou d’un tel transfert ou achat une personne et les personnes qui lui sont liées sont ou seraient, directement ou indirectement, les porteurs ou les véritables propriétaires ou ont ou auraient, directement ou indirectement, le contrôle d’actions avec droit de vote de la Compagnie conférant plus de vingt-cinq pour cent (25%) du total des droits de vote».

3.	Le paragraphe 3 intitulé «Restrictions sur les droits de jpropriété» de l’annexe B jointe aux clauses de prorogation est modifié afin que dorénavant, il se lise comme suit:

« Une personne, avec les personnes qui lui sont liées, ne peut détenir ni être propriétaire véritable, directement ou indirectement, d’actions avec droit de vote conférant plus de vingt-cinq pour cent (25%) du total des droits de vote ni exercer directement ou indirectement, le contrôle sur de telles actions. Sous réserve des paragraphes 4.1 et 4.2, la Compagnie refusera de reconnaître tous les droits de propriété que comporterait par ailleurs toute action avec droit de vote ainsi détenue, détenue en propriété effective ou contrôlée, directement ou indirectement, en sus de l’avoir individuel maximum par une personne quelconque avec les personnes qui lui sont liées. »

Industry Canada	Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Canadian National Railway Company

Compagnie des chemins de fer nationaux du Canada		010533-3
Name of Corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifies:
a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à 1’avis ci-joint;
b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;
c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;
d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

April 19, 2002 / le 19 avril 2002
Director - Directeur	Date of Amendment - Date de modification

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FROM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

1 – Name of the Corporation • Denomination sociaJo de la société			2 – Corporation No. - N* do fa société

CANADIAN NATIONAL RAILWAY COMPANY			010533-3

3 – The articles of the above-named corporation are amended as follows:	Las statuts de la société mantionnée ci-desses sone modrffas de la feçon stdvwifa t

Section 8 of the Articles of Continuance be and the same is hereby modified as follows, adding the following sentence under “Other provisions, if any”.

“Meetings of shareholders may be held outside of Canada at any of the following places in the United States; in the greater urban areas of Chicago, Illinois; Jackson, Mississippi; Madison, Wisconsin; Memphis, Tennessee; New Orleans, Louisiana; and Washington, D/C. and any other place in the United States, as determined from time to time by the Board of Directors.”

*  *  *  *  *  *  *  *  *  *  *   *  *  *  *  *  *  *  *

L’ article 8 des clauses de prorogation soit, et il est, par les présentes modifié de la facon suivante, ajoutant la phrase suivante sous “Autres dispositions s’il y a lieu”:

Les assemblées des actionnaires peuvent étre tenues a l’extérieur du Canada, soit dans n’importe 1equel des lieux suivants aux Etats Unis: dans la communaute urbaine de Chicago, en Illinois; Jackson, au Mississippi; Madison, au Wisconsin; Memphis,au Tennessee; Nouvelle-Orléans, au Louisiane, et Washington, dans le district de Columbia, et en tout autre lieu aux Etats-Unis, tel que determiné de temps à autre par le Conseil d’ administration.”

Date April 16 , 2002	Signature /s/ SEAN FINN Printed name - Norn on letters moulées	4 – Capacity of - En qualité do Senior Vice-President, Chief Legal Officer & Corporate Secretary
For Departmental Use Only A f usage du mintétire souloment Fixed Déposée 25 2002	SEAN FINN

IC 3069(2001/11)

Industry Canada Industrie Canada

Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Canadian National Railway Company Compagnie des chemins de fer nationaux du Canada		010533-3
Name of corporation-Denomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended		Je certifie que les statuts de la société susmentionnée ont été modifiés:

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions,tel qu’il est indiqué dans les clauses de réorganisation ci-jointes.

November 9, 1995/le 9 novembre 1995
Director - Directeur	Date of Amendment - Date de modification

CANADA BUSINESS

CORPORATIONS ACT

FORM 4

ARTICLES OF AMENDMENT

(SECTION 27 OR 177)

1 -	Name of Corporation

Canadian National Railway Company

Compagnie des chemins de fer nationaux du Canada

2 -	Corporation No.

010533-3

3 -	The articles of the above-named Corporation are amended as follows:

Section 1 of Schedule “A” of the articles of continuance be and the same is hereby modified as follows:

THAT the presently issued and outstanding 5,868,786 Common Shares of the capital of the Corporation are hereby subdivided so that there will be 79,999,999 issued and outstanding Common Shares of the capital of the Corporation.

See other schedule 4 for french version

Date	Signature

November 9, 1995	/s/ Alphonse Giard
Alphonse Giard, Q.C.
Title Vice-President and Secretary

FOR DEPARTMENTAL USE ONLY

                    Filed

228045.     [FS04]

LOI RÉGISSANT LES SOCIÉTÉS

PAR ACTIONS DE RÉGIME FÉDÉRAL

FORMULE 4

CLAUSES MODIFICATRICES

(ARTICLE 27 OU 177)

1 -	Dénomination de la société

Compagnie des chemins de fer nationaux du Canada

Canadian National Railway Company

2 -	N° de la société

010533-3

3 -	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

L’article 1 de l’annexe “A” des clauses de prorogation soit, et il est, par les présentes modifié de la façon suivante:

QUE les 5,868,786 actions ordinaires du capital social de la société actuellement émises et en circulation soient par les présentes divisées de façon à ce que 79,999,999 actions ordinaires du capital social de la société soient émises et en circulation.

Date	Signature

Le 9 novembre 1995	/s/ Alphonse Giard
Alphonse Giard, C.T.
Titre Vice-président, Affaires juridiques et secrétaire général

À L’USAGE DU MINISTÈRE SEULEMENT

        Déposéc

228045. [FS04]

Industry Canada Industrie Canada

Certificate of Continuance	Certificat de prorogation

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Canadian National Railway Company Compagnie des chemins de fer nationaux du Canada	010533-3
Name of corporation-Dénomtnation de la société	Corporation number-Nuêro de la société

I hereby certify that the above-named corporation was continued under section 187 of the Canada Business Corporations Act, as set out in the attached articles of continuance.	Je certifie que la société susmentionnée a été prôrogée en vertu de I’article 187 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de prorogation ci-jointes.

Director - Directeur	August 24, 1995/le 24 août 1995 Date of Continuance - Date de la prorogation

CANADA BUSINESS CORPORATIONS ACT

FORM 11

ARTICLES OF CONTINUANCE

(SECTION 187)

1.	Name of Corporation

Canadian National Railway Company

Compagnie des chemins de fer nationaux du Canada

2.	The place in Canada where the registered office of the Corporation is to be situated

Montreal Urban Community, Province of Quebec, Canada

3.	The classes and any maximum number of shares that the Corporation is authorized to issue

Reference is made to Schedule “A” annexed hereto, the provisions of which are incorporated herein.

4.	Restrictions, if any, on share transfers

Reference is made to Schedule “B” annexed hereto, the provisions of which are incorporated herein.

5.	Number (or minimum and maximum number) of directors

The Corporation shall have a minimum number of 7 directors and a maximum number of 21 directors.

6.	Restrictions, if any, on business the Corporation may carry on

There are no restrictions on the businesses the Corporation may carry on.

207145.12     [FS04]

7.	Change of name and details of incorporation

The Corporation’s name is not changed by these Articles of Continuance.

The Corporation was incorporated in 1922 under a Special Act of the Parliament of Canada, and continued under the Canadian National Railways Act, R.S.C. (1985) c. C-19. Its continuance under the Canada Business Corporations Act was authorized by An Act to provide for the continuance of the Canadian National Railway Company under the Canada Business Corporations Act and for the issuance and sale of shares of the Company to the public, S.C. 1995, c. 24 enacted on July 13, 1995.

8.	Other provisions, if any

Upon these Articles of Continuance becoming effective, the stated capital account for the common shares of the Corporation shall, for all purposes but subject to the provisions of Subsection 26(9) of the CBCA, be $978,866,744.

The head office of the Corporation is to be situated in the Montreal Urban Community, Province of Quebec, Canada.

Reference is made to Schedule “C” annexed hereto, the provisions of which are incorporated herein.

In these Articles and in the Schedules hereto, the following terms have the following meanings:

‘‘CBCA’’ means the Canada Business Corporations Act;

‘‘Corporation” means Canadian National Railway Company — Compagnie des chemins de fer nationaux du Canada.

The Interpretation Act (Canada) applies to the construction and interpretation of these Articles.

Date:	AUG 24 1995 , 1995

Signature:

Title:	Vice-President Law and Secretary

207145.12 [FS04]	10533-3

SCHEDULE “A”

1.	AUTHORIZED CAPITAL

The authorized share capital of the Corporation, consisting of a limited number of 5,868,786 common shares of no par value, all of which are presently issued and outstanding, is amended:

(a)

by the creation of: (i) an unlimited number of Common Shares, without par value; and (ii) an unlimited number of Class A Preferred Shares, without par value, issuable in series and an unlimited number of Class B Preferred Shares, without par value, issuable in series;

(b)

by changing the presently issued and outstanding common shares into 5,868,786 Common Shares, such Common Shares being entitled to the rights and privileges and subject to the restrictions and conditions set forth below.

Subject to and from the date of issuance of a Certificate of Continuance giving effect to these Articles of Continuance, the classes of shares which the Corporation is authorized to issue consist of: (a) an unlimited number of Common Shares, without par value, and (b) an unlimited number of Class A Preferred Shares, without par value, issuable in series and an unlimited number of Class B Preferred Shares, without par value, issuable in series.

2.	COMMON SHARES

The Common Shares shall carry and be subject to the following rights, privileges, restrictions and conditions.

2.1	Voting Rights

Each holder of Common Shares shall be entitled to receive notice of and to attend all general and special meetings of shareholders of the Corporation, other than meetings at which only the holders of a particular class or series are entitled to vote, and at all such meetings shall be entitled to one (1) vote in respect of each Common Share held by such holder.

2.2	Dividends

Subject to the rights, privileges, restrictions and conditions attaching to the Class A or Class B Preferred Shares and to the shares of any other class of the Corporation ranking prior to the Common Shares, the holders of Common Shares shall, in the discretion of the directors, be entitled to receive, out of amounts applicable to the payment of dividends, any dividends declared and payable by the Corporation on the Common Shares.

207145.12    [FS04]

2.3	Liquidation, Dissolution or Winding-up

Subject to the rights, privileges, restrictions and conditions attaching to the Class A or Class B Preferred Shares and to the shares of any other class of the Corporation ranking prior to the Common Shares, upon liquidation, dissolution or winding-up of the Corporation or other distribution of the Corporation’s assets among its shareholders for the purpose of winding-up its affairs, the holders of Common Shares shall be entitled to receive the remaining assets of the Corporation and shall be entitled to share equally, share for share, in all distributions of such assets.

3.	PREFERRED SHARES

The Class A Preferred Shares as a class and the Class B Preferred Shares as a class shall carry and be subject to the following rights, privileges, restrictions and conditions.

3.1	Voting Rights

Subject to the provisions of the CBCA, the holders of Class A or Class B Preferred Shares shall not be entitled as such (except as hereinafter expressly provided) to receive any notice of or to attend any meeting of shareholders of the Corporation and shall not be entitled to vote at any such meeting, provided that at any meeting of shareholders at which, notwithstanding the foregoing, the holders of Class A and Class B Preferred Shares are entitled by law to vote, each holder of Class A and Class B Preferred Shares shall be entitled to one (1) vote for each share held.

Unless the board otherwise determines with respect to a particular series in accordance with Subsection 3.4, the holders of Class A or Class B Preferred Shares, or of any series of Class A or Class B Preferred Shares, shall not be entitled to vote separately as a class or as a series upon any proposal to amend the articles of the Corporation to: (a) increase or decrease the maximum number, if any, of authorized Class A or Class B Preferred Shares, or increase the maximum number, if any, of authorized shares of a class having rights or privileges equal or superior to the Class A or Class B Preferred Shares; (b) effect an exchange, reclassification or cancellation of all or part of the Class A or Class B Preferred Shares; or (c) create a new class of shares equal or superior to the Class A or Class B Preferred Shares.

3.2	Dividends

Holders of shares of any series of Class A Preferred Shares shall be entitled to receive, in priority to the holders of shares of any series of Class B Preferred Shares or Common Shares, as and when declared by the directors, dividends in the amounts specified or determinable in accordance with the rights, privileges, restrictions and conditions attaching to such series. Holders of shares of any series of Class B Shares shall be entitled to receive, in priority to the holders of Common Shares and holders of shares of any other class of the Corporation ranking subordinate to the Class B Preferred Shares, as and when declared by the directors, dividends in the amounts specified or determinable in accordance with the rights, privileges, restrictions and conditions attaching to such series.

207145.12       [FS04]

3.3	Liquidation, Dissolution or Winding-up

Upon liquidation, dissolution or winding-up of the Corporation or other distribution of the Corporation’s assets among its shareholders for the purpose of winding-up its affairs, before any amount shall be paid to or any assets distributed among the holders of Common Shares or the holders of shares of any other class of the Corporation ranking subordinate to the Class A and Class B Preferred Shares, the holders of Class A or Class B Preferred Shares shall be entitled to receive with respect to the shares of each series of Class A or Class B Preferred Shares all amounts which may be provided in the articles of the Corporation to be payable thereon in respect of return of capital, premium and accumulated dividends remaining unpaid, including all cumulative dividends, whether or not declared. After payment to the holders of Class A and Class B Preferred Shares of the above mentioned amounts, such holders shall not be entitled to share in any further distribution of the assets of the Corporation. As between the Class A and Class B Preferred Shares, the Class A Preferred Shares shall rank prior to the Class B Preferred Shares with respect to any such payment.

3.4	Issuance in Series

The directors of the Corporation may at any time and from time to time issue Class A or Class B Preferred Shares in one (1) or more series, each series to consist of such number of shares with such preferred, deferred or other special rights, privileges and restrictions and conditions attached thereto, before issuance thereof, as may be determined by the directors provided that no rights, privileges, restrictions or conditions attached to a series shall confer upon the said series a priority in respect of dividends or return of capital over any other series of the same class that are then outstanding.

207145.12       [FS04]

SCHEDULE “B”

1.	Definitions

1.1	For the purpose of this Schedule “B”, the following terms have the following meanings:

“Act” means An Act to provide for the continuance of the Canadian National Railway Company under the Canada Business Corporations Act and for the issuance and sale of shares of the Company to the public, S.C. 1995 , c.24 enacted on July 13, 1995;

“Aggregate Votes” means the aggregate of the votes attached to all voting shares of the Corporation that may ordinarily be cast to elect directors of the Corporation;

“associate” has the meaning set out in Section 6 of this Schedule “B”;

“CBCA Regulations” means the Canada Business Corporations Regulations.

“control” has the meaning set out in Section 7 of this Schedule “B”;

“corporation” includes a body corporate, partnership and unincorporated organization;

“Maximum Individual Holdings” means voting shares to which are attached fifteen percent (15%) of the Aggregate Votes;

“Minister” means the Minister of Transport or such other member of the Queen’s Privy Council for Canada as may be designated by the Governor in Council as the Minister for the purposes of the Act;

“Ownership Rights” means, with respect to voting shares of the Corporation, all rights attaching thereto, including the rights to vote at any meeting of shareholders, to receive any dividends declared thereon by the Corporation, and to receive the remaining property of, the Corporation upon liquidation, dissolution or winding-up of the Corporation (but does not include the right to receive proceeds of sale pursuant to Section 5 of this Schedule B);

“person” includes an individual, corporation, government, government agency, trustee, executor, administrator and other legal representative; and

“voting share” means a share of the Corporation carrying voting rights under all circumstances or under some circumstances that have occurred and are continuing, and includes a security currently convertible into such a share and currently exercisable options and rights to acquire such a share or such a convertible security.

1.2    All terms used in this Schedule “B” which are not defined in these Articles of Continuance but are defined in the Act or the CBCA have the meaning ascribed thereto in the Act or the CBCA respectively, provided that in the event of any inconsistency between a definition contained in the Act and a definition contained in the CBCA, the definition contained in the Act shall prevail. Any provision of this Schedule “B” which may be read in a manner that is inconsistent with the Act shall be read so as to be consistent therewith.

207145.12       [FS04]

2.	Constraints on Issue and Transfer

The Corporation shall not:

(a)	accept any subscription for its voting shares;

(b)	issue any of its voting shares; or

(c)	register or otherwise recognize the transfer of any of its voting shares;

if, as a result of such subscription, issue, transfer, purchase or acquisition, voting shares to which are attached more than fifteen percent (15%) of the Aggregate Votes are or would be held, beneficially owned or controlled, directly or indirectly, by any one person together with the associates of such person.

3.	Constraints on Ownership Rights

No person, together with his or her associates, shall hold, beneficially own or control, directly or indirectly, voting shares to which are attached more than fifteen (15%) of the Aggregate Votes. Subject to Subsections 4.1 and 4.2, the Corporation shall refuse to recognize all Ownership Rights that would otherwise be attached to any voting shares held, beneficially owned or controlled, directly or indirectly, in excess of the permitted Maximum Individual Holdings by any person, together with such person’s associates.

4.	Limitation on Voting Rights and_dividend forfeiture

4.1    Where the total number of voting shares held, beneficially owned or controlled, directly or indirectly, by any one person together with his or her associates exceeds the Maximum Individual Holdings, no person shall, in person or by proxy, exercise the voting rights attached to the voting shares held, beneficially owned or controlled, directly or indirectly, by such person or his or her associates. If the Corporation redeems, purchases for cancellation or otherwise acquires voting shares, and the result of such action is that any person and the associates of that person who, prior to such action, were not in contravention of the Maximum Individual Holdings are, after such action, in contravention, then, notwithstanding any other provision of this Schedule “B”, the sole consequence of such action to that person and the associates of that person, in respect of the voting shares of that person and of the associates of that person held, beneficially owned or controlled at the time of such action, shall be that the number of votes attached to those voting shares shall be reduced to a number that is the largest whole number of votes that may be attached to the voting shares which that person and the associates of that person could hold, beneficially own or control from time to time in accordance with the Maximum Individual Holdings.

207145.12       [FS04]

4.2    Where the total number of voting shares held, beneficially owned or controlled, directly or indirectly, by any one person together with his or her associates exceeds the Maximum Individual Holdings, the percentage of any and all dividends attributable to the percentage of voting shares exceeding the Maximum Individual Holding shall be forfeited including any cumulative dividend and the amount of dividend so forfeited shall not become payable thereafter to any person for any reason whatsoever provided that notwithstanding any other provision of this Schedule “B”:

(a)

the directors of the Corporation may determine to pay a dividend or to make any other distribution on voting shares that would otherwise be prohibited by any other provision of this Schedule “B” where the contravention of the Maximum Individual Holdings that gave rise to the prohibition was inadvertent or of a technical nature or it would otherwise be inequitable not to pay the dividend or make the distribution; and

(b)

where a dividend has not been paid or any other distribution has not been made on voting shares of a person as a result of a directors’ determination of a contravention of the Maximum Individual Holdings, the directors of the Corporation shall declare and pay the dividend or make the distribution to the relevant person if they subsequently determine that no such contravention occurred.

4.3    Notwithstanding any other provision of this Schedule “B”, a contravention of the Maximum Individual Holdings shall have no consequences except those that are expressly provided for in this Schedule “B”. For greater certainty but without limiting the generality of the foregoing:

(a)	no transfer, issue or ownership of, and no title to, voting shares;

(b)	no resolution of shareholders; and

(c)	no act of the Corporation, including any transfer of property to or by the Corporation;

shall be invalid or otherwise affected by any contravention of the Maximum Individual Holdings.

5.	Sale of Constrained Shares

Without limiting any of the provisions of this Schedule “B” the Corporation (but subject to Subsection 4.1) may, for the purposes of enforcing any constraint imposed pursuant to Section 2 above, sell, as if it were the owner thereof, any voting shares that are owned, or that the directors determine may be owned, by any person or persons, contrary to such constraint. Such sale shall be conducted in accordance with the procedures set forth in Part VI of the CBCA and Part VII of the CBCA Regulations with necessary modifications, as if such provisions applied to the sale of such voting shares and the net proceeds of sale thereof shall be remitted to the person or persons entitled thereto in accordance with such provisions.

207145.12       [FS04]

6.	Associates

6.1    For the purposes of this Schedule “B”, a person is an associate of another person if

(a)	one is a corporation of which the other is an officer or director;

(b)	one is a corporation that is controlled by the other or by a group of persons of which the other is a member;

(c)	one is a partnership of which the other is a partner;

(d)	one is a trust of which the other is a trustee;

(e)	both are corporations controlled by the same person;

(f)	both are members of a voting trust that relates to voting shares;

(g)

both, in the reasonable opinion of the directors of the Corporation, are parties to an agreement or arrangement, a purpose of which is to require them to act in concert with respect to their interests, direct or indirect, in the Corporation or are otherwise acting in concert with respect to those interests; or

(h)	both are at the same time associates, within the meaning of any of paragraphs (a) to (g), of the same person.

6.2    Notwithstanding Subsection 6.1, for the purposes of this section,

(a)

where a person who, but for this Subsection 6.2, would be an associate of another person submits to the Corporation a statutory declaration or such other declaration required by the directors stating that:

(i)

no voting shares held or to be held by the declarant are or will be, to the declarant’s knowledge, held in the right of, for the use or benefit of or under the control of, any other person of which, but for this paragraph, the declarant would be an associate, and

(ii)	the declarant is not acting and will not act in concert with any such other person with respect to their interests, direct or indirect, in the Corporation,

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the declarant and that other person are not associates so long as the directors of the Corporation are satisfied that the statements in the declaration are being complied with and that there are no other reasonable grounds for disregarding the declaration;

(b)	two corporations are not associates pursuant to Subsection 6.1 by reason only that under Subsection 6.1 each is an associate of the same individual; and

(c)

where it appears from the central securities register of the Corporation that any person holds, beneficially owns or controls voting shares to which are attached not more than the lesser of two one-hundredths of one percent of the votes that may ordinarily be cast to elect directors of the Corporation and five thousand such votes, that person is not an associate of anyone else and no one else is an associate of that person.

6.3    For greater certainty, no person is presumed to be an associate of any other person for purposes of paragraph 8(4)(g) of the CN Commercialization Act solely by reason that one of them has given the other the power to vote or direct the voting of voting shares at a meeting of the holders of the voting shares pursuant to a revocable proxy where the proxy is solicited solely by means of an information circular issued in a public solicitation of proxies that is made in respect of all voting shares and in accordance with applicable law.

7.	Control

For purposes of this Schedule “B”,“control” and any derivative thereof means control in any manner that results in control in fact, whether directly through the ownership of securities or indirectly through a trust, an agreement or arrangement, the ownership of any body corporate or otherwise, and, without limiting the generality of the foregoing:

(a)	a body corporate is controlled by a person if

(i)

securities of the body corporate to which are attached more than fifty percent (50%) of the votes that may be cast to elect directors of the body corporate are held, otherwise than by way of security only, by or for the benefit of that person; and

(ii)	the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the body corporate; and

(b)

a partnership or unincorporated organization is controlled by a person if an ownership interest therein representing more than fifty percent (50%) of the assets of the partnership or organization is held, otherwise than by way of security only, by or for the benefit of that person.

207145.12       [FS04]

8.	Joint Ownership

8.1    For the purposes of this Schedule “B”, where voting shares are held, beneficially owned or controlled by several persons jointly, the number of voting shares held, beneficially owned or controlled by any one such person shall include the number of voting shares held, beneficially owned or controlled jointly with such other persons.

9.	Exceptions

9.1    Nothing in this Schedule “B” shall be construed to apply in respect of voting shares that:

(a)	are held by the Minister in trust for Her Majesty in right of Canada;

(b)

are held by one or more underwriters solely for the purpose of distributing the shares to the public or in connection therewith which shall include, without limitation, any voting shares acquired through the exercise of an over-allotment option or in stabilization transactions and, for the purposes of calculating the percentage of voting shares of the Corporation held, beneficially owned or controlled by any underwriter during the period of any distribution of shares (such period not terminating for the purposes of this provision while any overallotment option remains unexercised and unexpired), shall not include any shares owned or subject to acquisition by such underwriter which have at the time of such calculation been resold;

(c)

are held by any person that is acting in relation to the shares solely in its capacity as an intermediary in the payment of funds or the delivery of securities or both, in connection with trades in securities and that provides centralized facilities for the clearing of trades in securities, including, without limitation, intermediaries such as The Canadian Depositary for Securities Limited and the Depository Trust Company;

(d)	are held by way of security only; or

(e)

are held by any custodian, depositary or other agent appointed under an instalment receipt agreement or other agreement pursuant to which, among other things, voting shares are purchased on an instalment basis.

10.	By-Laws

10.1    Subject to the CBCA and the CBCA Regulations, the directors of the Corporation may make, amend or repeal any by-laws required to administer the constrained share provisions set out in these articles, including by-laws:

(a)	to determine the circumstances in which any declarations are required, their form and the times when they are to be furnished;

207145.12       [FS04]

(b)	without limitation to paragraph (a), to require any person in whose name voting shares are registered to furnish a statutory declaration under the Canada Evidence Act declaring whether

(i)	the shareholder is the beneficial owner of the voting shares or holds them for a beneficial owner; and

(ii)	the shareholder is an associate of any other shareholder,

and declaring any further facts that the directors consider relevant; and

(c)

to require any person seeking to have a transfer of a voting share registered in his or her name or to have a voting share issued to him or her to furnish a declaration similar to the declaration a shareholder may be required to furnish under paragraph (a) or (b).

10.2    Where a person is required to furnish a declaration pursuant to a by-law made under Subsection 10.1 the directors may refuse to register a transfer of a voting share in his or her name or to issue a voting share to him or her until that person has furnished the declaration.

11.	Powers of Directors

11.1    In the administration of this Schedule ‘‘B”, the directors of the Corporation shall enjoy, in addition to the powers set forth herein, all of the powers necessary or desirable, in their opinion, to carry out the intent and purpose hereof, including but not limited to all powers contemplated by the provisions relating to constrained share corporations in Part VI of the CBCA and Part VH of the CBCA Regulations, with necessary modifications, as if such provisions applied to the sale of voting shares.

11.2    If the board of directors, acting in good faith, determines that any persons are parties to an agreement or arrangement, a purpose of which is to require them to act in concert with respect to their interest, direct or indirect, in voting shares, the board of directors shall be entitled to treat such persons as associates for the purposes hereof.

11.3    In administering the provisions of this Schedule ‘‘B” the directors of the Corporation may rely upon

(a)	a statement made in a declaration referred to in Section 10;

(b)	the knowledge of a director, officer, employee or agent of the Corporation; and

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(c)	the opinion of counsel to the Corporation or of other qualified advisors;

11.4    Wherever in this Schedule “B” it is necessary to determine the opinion of the directors of the Corporation, such opinion shall be expressed and conclusively evidenced by a resolution of the directors of the Corporation duly adopted, including a resolution in writing executed pursuant to Section 117 of the CBCA.

12.	No Claims

Neither any shareholder of the Corporation nor any other interested person shall have any claim or action against any director or officer of the Corporation nor shall the Corporation have any claim or action against any director of officer of the Corporation arising out of any act (including any omission to act) performed pursuant to or in intended pursuance of the provisions of this Schedule “B” or any breach or alleged breach of such provisions provided that the directors shall have acted honestly and in good faith.

13.	Disclosure Required

Each of the following documents issued or published by the Corporation shall indicate conspicuously the general nature of the constraints on issue, transfer and ownership of its voting shares contained herein:

(a)	certificate representing a voting share;

(b)	management proxy circular; and

(c)	prospectus, statement of material facts, registration statement or similar document.

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SCHEDULE “C”

Pursuant to Subsection 106(8) of the CBCA, the directors may appoint one or more directors who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed shall not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

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LOI CANADIENNE SUR LES SOCIÉTÉS PAR ACTIONS

FORMULE 11

CLAUSES DE PROROGATION

(ARTICLE 187)

1.	Dénomination de la Compagnie

Compagnie des chemins de fer nationaux du Canada

Canadian National Railway Company

2.	Lieu au Canada où doit ètre situé le siège social de la Compagnie

Communauté urbaine de Montréal, province de Québec, Canada

3.	Catégories et tout nombre maximal d’actions que la Compagnie est autorisée à émettre

Il y a lieu de se reporter à 1’annexe A ci-jointe, dont les dispositions sont intégrées aux présentes par renvoi.

4.	Restrictions sur le transfert des actions, s’il y a lieu

I1 y a lieu de se reporter à l’annexe B ci-jointe, dont les dispositions sont intégrées aux présentes par renvoi.    ;

5.	Nombre (ou nombre minimum et maximum) d’administrateurs

La Compagnie a un minimum de 7 et un maximum de 21 administrateurs.

6.	Limites imposées quant aux activités que la Compagnie peut exploiter, s’il y a lieu

I1 n’y a aucune restriction sur les activités que la Compagnie peut exploiter.

7.	Changement de dénomination et détails de la constitution

Les présentes clauses de prorogation ne modifient pas la dénomination de la Compagnie.

La Compagnie a été constituée en 1922 par une loi spéciale du Parlement du Canada et a été prorogèe par la Loi sur les Chemins de fer nationaux du Canada S.R.C. (1985), c. C-19. Sa prorogation en vertu de la Loi canadienne sur les sociétés par actions a été autorisée par la Loi prévoyant la prorogation de la Compagnie des chemins de fer nationaux du Canada sous le régime de la Loi canadienne sur les sociétés par actions ainsi que l’émission et la vente de ses actions au public, S.C. 1995, c. 24, promulguée le 13 juillet 1995.

8.	Autres dispositions s’il y a lieu

Lorsque les présentes clauses de prorogation entreront en vigueur, le compte de capital déclaré des actions ordinaires de la Compagnie s’élèvera à 978 866 744 $, à toutes fins, mais sous réserve toutefois du paragraphe 26(9) de la LCSA.

Le siège social de la Compagnie doit être situé dans la Communauté urbaine de Montréal, province de Québec, Canada.

I1 y a lieu de se reporter à l’annexe C ci-jointe, dont les dispositions sont intégrées aux présentes par renvoi.

Dans les présentes clauses et dans les annexes ci-jointes, les définitions suivantes s’appliquent:

LCSA désigne la Loi canadienne sur les sociétés par actions.

Compagnie désigne la Compagnie des chemins de fer nationaux du Canada — Canadian National Railway Company.

Loi d’interprétation (Canada) s’applique à l’interprétation des présentes clauses.

Date: le AUG 2 4 1995 1995
Signature:

Title:	Vice-président — Affaires juridiques et secrétaire général

10533-3

ANNEXE A

1.	CAPITAL AUTORISÉ

Le capital social autorisé de la Compagnie, composé d’un nombre limité de 5 868 786 actions ordinaires sans valeur nominale, dont la totalité est actuellement émise et en circulation, est modifé

a)

par la création : (i) d’un nombre illimité d’actions ordinaires sans valeur nominale et (ii) d’un nombre illimité d’actions privilégiées catégorie A sans valeur nominale pouvant être émises en série et d’actions privilégiées catégorie B sans valeur nominale pouvant être émises en série;

b)

par la modification des actions ordinaires actuellement émises et en circulation en 5 868 786 actions ordinaires, ces actions ordinaires comportant les restrictions, conditions, droits et priviléges énoncés ci-dessous,

Sous réserve de la délivrance d’un certificat de prorogation dormant effet aux présentes clauses de prorogation et à compter de la date de délivrance d’un tel certificat, les catégories d’actions que la Compagnie est autorisée à émettre sont les suivantes : a) un nombre illimité d’actions ordinaires sans valeur nominale et b) un nombre illimité d’actions privilégiées catégorie A sans valeur nominale pouvant être émises en série et d’actions privilégiées catégorie B sans valeur nominale pouvant être émises en série.

2.	ACTIONS ORDINAIRES

Les actions ordinaires comportent les restrictions, conditions, droits et priviléges suivants.

2.1	Droits de vote

Chaque porteur d’actions ordinaires a le droit de recevoir l’avis de convocation et d’assister à toutes les assemblées générales ou extraordinaires des actionnaires de la Compagnie, autres que les assemblées auxquelles seuls les porteurs d’une catégorie ou d’une série précise ont le droit de voter, et a droit lors de ces assemblées à un (1) vote par action ordinaire qu’il détient.

2.2	Dividendes

Sous réserve des restrictions, conditions, droits et privilèges rattachés aux actions privilégiées catégorie A ou catégorie B et aux actions de toute autre catégorie de la Compagnie ayant priorité de rang sur les actions ordinaires, les porteurs des actions ordinaires ont, au gré des administrateurs, le droit de recevoir, sur les sommes dûment applicables au versement de dividendes, tout dividende déclaré et payable par la Compagnie sur les actions ordinaires.

2.3	Liquidation ou dissolution

Sous réserve des restrictions, conditions, droits et privilèges rattachés aux actions privilégiées catégorie A ou catégorie B et aux actions de toute autre catégorie de la Compagnie ayant priorité de rang sur les actions ordinaires, en cas de liquidation ou de dissolution de la Compagnie ou de toute autre distribution des éléments d’actif de la Compagnie à ses actionnaires en vue de mettre fin à ses activités, les porteurs des actions ordinaires ont le droit de recevoir le reliquat des biens de la Compagnie et ont le droit de participer également, action pour action, à toute distribution de ces éléments d’actif.

3.	ACTIONS PRIVILÉGIÉES

Les actions privilégiées catégorie A, en tant que catégorie, et les actions privilégiées catégorie B, en tant que catégorie, comportent les restrictions, conditions, droits et priviléges suivants.

3.1	Droits de vote

Sous réserve des dispositions de la LCSA, les porteurs d’actions privilégiées catégorie A et catégorie B n’ont pas le droit en tant que tels (sauf de la façon prévue expressément ci-après) de recevoir un avis de convocation ni d’assister à toute assemblée des actionnaires de la Compagnie et ils n’ont pas le droit de voter a ces assemblées, sauf qu’a toute assemblée des actionnaires au cours de laquelle les porteurs d’actions privilégiées catégorie A et catégorie B ont le droit de voter en vertu de la loi, chaque porteur d’actions privilégiées catégorie A et catégorie B a droit à un (1) vote pour chaque action qu’il détient.

Sauf si le conseil en décide autrement à l’égard d’une série donnée conformément au paragraphe 3.4, les porteurs d’actions privilégiées catégorie A ou catégorie B, ou de toute série d’actions privilégiées catégorie A ou catégorie B, n’ont pas le droit de voter séparément en tant que catégorie ou série sur une proposition de modification des clauses de la Compagnie visant : a) l’augmentation ou la diminution du nombre maximal, s’il en est, d’actions autorisées catégorie A ou catégorie B, ou l’augmentation du nombre maximal, s’il en est, d’actions autorisées d’une catégorie comportant des droits ou des priviléges égaux ou supérieurs à ceux des actions privilégiées catégorie A ou catégorie B; b) un échange, un reclassement ou une annulation de la totalité ou d’une partie des actions privilégiées catégorie A ou catégorie B; ou c) la création d’une nouvelle catégorie d’actions égale ou supérieure aux actions privilégiées catégorie A ou catégorie B.

3.2	Dividendes

Les porteurs d’une série d’actions privilégiées catégorie A ont le droit de recevoir, en priorité sur les porteurs d’actions de toute série d’actions privilégiées catégorie B ou d’actions ordinaires, de la façon indiquee par les administrateurs et lorsque déclares par ces derniers, des dividendes dont les montants sont fixés ou peuvent être déterminés en conformité avec les restrictions, conditions, droits et privilèges rattachés à cette série. Les porteurs d’actions de toute série d’actions privilégiées catégorie B ont le droit de recevoir, en priorité sur les porteurs d’actions ordinaires et les porteurs d’actions de toute autre catégorie de la Compagnie de rang inférieur à celui des actions privilégiées catégorie B, de la façon indiquée par les administrateurs et lorsque dêclarés par ces derniers, des dividendes dont les montants sont fixés ou peuvent être déterminés en conformité avec les restrictions, conditions, droits et privilèges rattachés à cette série.

3.3	Liquidation ou dissolution

En cas de liquidation ou de dissolution de la Compagnie ou de toute autre distribution des éléments d’actif de la Compagnie à ses actionnaires en vue de mettre fin à ses activités, avant qu’un montant ne soit versé ou avant qu’un élément d’actif ne soit distribuê aux porteurs d’actions ordinaires ou aux porteurs d’actions de toute autre catégorie de la Compagnie de rang inférieur à celui des actions privilégiées catégorie A et catégorie B, les porteurs d’actions privilégiées catégorie A et catégorie B ont le droit de recevoir à l’égard des actions de chaque série d’actions privilégiées catégorie A et catégorie B toutes les sommes qui, aux termes des clauses de la Compagnie, peuvent être payables sur celles-ci en ce qui a trait au remboursement du capital, aux primes et aux dividendes courus et impayés, y compris tous les dividendes cumulatifs, déclarés ou non. Après le versement des montants dont il est question ci-dessus aux porteurs d’actions privilégiées catégorie A et catégorie B, ces porteurs n’ont le droit de participer à aucune autre distribution des éléments d’actif de la Compagnie. Les actions privilégiées catégorie A ayant priorité de rang sur les actions privilégiées catégorie B, il en sera de même en ce qui a trait à de tels versements.

3.4	Émission en séries

Les administrateurs de la Compagnie peuvent á l’occasion émettre des actions catégorie A ou catégorie B en une (1) ou plusieurs séries, chaque série comportant le nombre d’actions auxquelles se rattachent les droits privilégiés, différés ou spéciaux ou autres droits, priviléges, restrictions et conditions établis par les administrateurs; cependant, aucun droit ni privilége ni aucune restriction ni condition se rattachant à une série confère à cette série un droit prioritaire à l’égard des dividendes ou du remboursement du capital par rapport aux autres séries de la même catégorie alors en circulation.

ANNEXE B

1.	Définitions

1.1	Aux fins de la présente annexe B, les définitions suivantes s’appliquent:

action avec droit de vote désigne une action de la Compagnie conférant un droit de vote en tout état de cause ou en raison de la survenance d’un événement dont les effets demeurent, y compris une valeur mobiliére immédiatement convertible en une telle action et des options ou des droits actuellement susceptibles d’exercice et permettant d’acquérir une telle action ou valeur mobiliére;

avoir individuel maximum désigne les actions avec droit de vote auxquelles sont rattachés quinze pour cent (15%) du total des droits de vote;

contrôle a le sens qui lui est attribué à 1’article 7 de la présente annexe B;

droits de propriété désigne, relativement aux actions avec droit de vote de la Compagnie, tous les droits qui s’y rattachent, y compris les droits de voter à une assemblée des actionnaires, de recevoir les dividendes déclarés sur ces actions par la Compagnie et de recevoir le reliquat des biens de la Compagnie au moment de sa liquidation ou de sa dissolution (mais ne comprend pas le droit de toucher le produit de la vente conformément à 1’ article 5 de la présente annexe B);

total des droits de vote désigne l’ensemble des voix rattachées aux actions avec droit de vote de la Compagnie qui peuvent habituellement être exprimées lors de l’élection des administrateurs de la Compagnie;

Loi désigne la Loi prévoyant la prorogation de la Compagnie des chemins de fer nationaux du Canada sous le régime de la Loi canadienne sur les sociétés par actions ainsi que l’émission et la vente de ses actions au public, S.C. 1995, c. 24, promulguée le 13 juillet 1995;

Ministre désigne le ministre des Transports ou tout autre membre du Conseil privé de la Reine pour le Canada chargé par le gouverneur en conseil de 1’application de la Loi;

personae comprend les particuliers ou sociétés et, en outre, les gouvernements, les organismes gouvernementaux, les fiduciaires, exécuteurs, administrateurs ou autres représentants légaux;

personae liée ou autres expressions semblables ont le sens qui leur est attribué à 1’article 6 de la présente annexe B;

règlement de la LCSA désigne le Règlement sur les sociétés par actions de régime fédéral;

société comprend les personnes morales, les sociétés de personnes et les organismes non dotés de la personnalité morale.

1.2    Les termes de la présente annexe B qui ne sont pas définis aux présentes clauses de prorogation mais qui sont définis dans la Loi ou la LCSA s’entendent au sens de la Loi ou de la LCSA respectivement, sauf que les définitions de la Loi 1’emportent sur les définitions incompatibles de la LCSA. Toute disposition de la présente annexe B qui pourrait étre interprétée d’une façon contraire à la Loi sera interprétée de façon à étre compatible avec elle.

2.	Restrictions sur l’émission et le transfert

La Compagnie:

a)	n’acceptera aucune souscription de ses actions avec droit de vote;

b)	n’émettra aucune de ses actions avec droit de vote;

c)	n’inscrira ni ne reconnaitra par ailleurs le transfert d’aucune de ses actions avec droit de vote;

si par suite d’une telle souscription, émission ou acquisition ou d’un tel transfert ou achat une personne et les personnes qui lui sont liées sont ou seraient, directement ou indirectement, les porteurs ou les véritables propriétaires ou ont ou auraient, directement ou indirectement, le contrôle d’actions avec droit de vote de la Compagnie conférant plus de quinze pour cent (15%) du total des droits de vote.

3.	Restrictions sur les droits de propriété

Une personne, avec les personnes qui lui sont liées, ne peut détenir ni étre propriétaire véritable, directement ou indirectement, d’actions avec droit de vote conférant plus de quinze pour cent (15%) du total des droits de vote ni exercer directement ou indirectement, le contrôle sur de telles actions. Sous réserve des paragraphes 4.1 et 4.2, la Compagnie refusera de reconnaitre tous les droits de propriété que comporterait par ailleurs toute action avec droit de vote ainsi détenue, détenue en propriété effective ou contrôlée, directement ou indirectement, en sus de 1’avoir individuel maximum par une personne quelconque avec les personnes qui lui sont liées.

4.	Restrictions sur les droits de vote et déchéance desdividendes

4.1    Lorsqu’une personne, avec les personnes qui lui sont liées, est porteur ou véritable propriétaire ou a le contrôle, directement ou indirectement, d’un nombre d’actions avec droit de vote qui excéde l’avoir individuel maximum, nul ne peut exercer personnellement ou par procuration les droits de vote rattachés aux actions avec droit de vote dont cette personne ou les personnes qui lui sont Iiées sont porteurs ou véritables propriétaires ou ont le contróle, directement ou indirectement. Si la Compagnie rachéte, achéte aux fins d’annulation ou acquiert par ailleurs des actions avec droit de vote, et qu’il en résulte qu’une personne et les personnes qui lui sont liées, qui auparavant n’excédaient pas l’avoir individuel maximum, se trouvent à l’excéder, alors, malgré toute autre disposition de la présente annexe B, la seule conséquence d’un tel événement pour cette personne et les personnes qui lui sont liées à l’égard des actions avec droit de vote dont elles sont porteurs ou véritables propriétaires ou dont elles ont le contrôle au moment de l’événement est que le nombre de voix rattachées à ces actions avec droit de vote est réduit au plus grand nombre entier de voix qui peuvent étre rattachées aux actions avec droit de vote dont elles pourraient étre porteurs ou véritables propriétaires ou dont elles pourraient avoir le contròle conformément à l’avoir individuel maximum.

4.2    Lorsqu’une personne, avec les personnes qui lui sont liées, est porteur ou véritable propriétaire ou a le contróle, directement ou indirectement, d’un nombre d’actions avec droit de vote qui excède l’avoir individuel maximum, le pourcentage des dividendes attribuable au pourcentage d’actions avec droit de vote qui excéde l’avoir individuel maximum sera frappé de déchéance, y compris tout dividende cumulatif. Le montant des dividendes ainsi frappés de déchéance ne devient pas payable par la suite à qui que ce soit ni pour quelque raison que ce soit, sauf que, malgré toute disposition contraire de la présente annexe B:

a)

les administrateurs de la Compagnie peuvent décider de faire un versement de dividendes ou toute autre distribution sur des actions avec droit de vote qui seraient autrement interdits par une autre disposition de la présente annexe B si le dépassement de l’avoir individuel maximum qui a donné lieu à l’interdiction était accidentel ou de nature technique ou encore s’il était inequitable de ne pas verser le dividende ou de ne pas faire la distribution;

b)

si un dividende n’a pas été versé ou qu’une autre distribution n’a pas été faite sur des actions avec droit de vote d’une personne en raison du fait que les administrateurs ont établi qu’il y a eu dépassement de l’avoir individuel maximum, les administrateurs de la Compagnie déclarent et versent le dividende ou font la distribution à la personne concernée, s’ils établissent par la suite que le dépassement ne s’est pas produit.

4.3    Malgré toute autre disposition de la présente annexe B, un dépassement de l’avoir individuel maximum n’a pas d’autres conséquences que celles expressdmént prévues aux présentes. Pour plus de certitude mais sans limiter la généralité de ce qui précède:

a)	aucune propriété ou émission ni aucun transfert ou droit relatif à des actions avec droit de vote;

b)	aucune résolution des actionnaires;

c)	aucune mesure de la Société, y compris un transfert de biens à ou par la Société;

n’est invalide ou autrement touché par le dépassement de 1’avoir individuel maximum.

5.	Vente d’actions à participation restreinte

Sans que soit restreinte la portée des dispositions de la présente annexe B, la Compagnie, en vue de faire respecter toute restriction prévue au paragraphe 2 ci-dessus, peut (sous réserve du paragraphe 4.1) vendre, comme si elle en était la propriétaire, toute action avec droit de vote détenue ou qui, de l’avis des administrateurs, peut étre détenue par une personne ou un groupe de personnes de façon incompatible avec cette restriction. Cette vente est effectuée en conformité avec les procédures énoncées à la partie VI de la LCSA et la partie VII du réglement de la LCSA, avec les modifications qui s’imposent, comme si ces dispositions s’appliquaient à la vente de ces actions avec droit de vote et le produit net de cette vente est remis à la personne ou aux personnes qui y ont droit conformément à ces dispositions.

6.	Personnes liées

6.1    Pour I’application de la présente annexe B, une personne est liée à une autre personne dans chacun des cas suivants:

a)	I’une est une société dont l’autre est un dirigeant ou un administrateur;

b)	I’une est une société contrôlée par l’autre ou par un groupement dont cette autre fait partie;

c)	l’une est une société de personnes dont l’autre est un associé;

d)	I’une est une fiducie dont l’autre est un fiduciaire;

e)	les deux sont des sociétés contrôlées par la même personne;

f)	les deux sont membres d’une convention fiduciaire de vote relative aux actions avec droit de vote;

g)

les deux, de l’avis raisonnable des administrateurs de la Compagnie, sont parties à un accord ou à un arrangement dont 1’un des buts est de les obliger à agir de concert en ce qui conceme leur intérêt direct ou indirect dans la Compagnie, ou agissent de concert à l’égard de cet intérét;

h)	les deux sont liées, en même temps, au sens des alinéas a) à g), à la même personne.

6.2	Malgré le paragraphe 6.1, pour 1’application du présent article,

a)

si une personne qui, ne serait-ce du présent paragraphe 6.2, serait liée à une autre personne remet à la Compagnie une déclaration assermentée, ou toute autre déclaration que pourraient demander les administrateurs, indiquant:

(i)

qu’aucune action avec droit de vote détenue ou qui sera détenue par le déclarant est ou sera, à sa connaissance, détenue pour le compte ou en faveur d’une autre personne qui, ne serait-ce de ce paragraphe, serait liée au déclarant ou pour étre utilisée par cette personne, ni ne sera contrôlée par celle-ci,

(ii)	que le déclarant n’agit ni n’agira de concert avec une telle autre personne à l’égard de leur intérét, direct ou indirect, dans la Compagnie,

le déclarant et cette autre personne ne sont pas des personnes liées tant que les administrateurs de la Compagnie sont convaincus que les énoncés de la déclaration sont respectés et qu’il n’existe pas d’autre motif raisonnable de ne pas en tenir compte;

b)	deux sociétés ne sont pas des personnes liées en vertu du paragraphe 6.1 du seul fait qu’elles sont liées a la méme personne en vertu de ce paragraphe;

c)

lorsqu’il appert du registre central des titres de la Compagnie qu’une personne détient ou détient en propriété effective des actions avec droit de vote auxquelles se rattachent au plus deux centiémes de un pour cent des droits de vote pouvant normalement étre exercés pour elire les administrateurs de la Compagnie ou cinq mille (5 000) voix, en choisissant le nombre le moins élevé, ou exerce le contrôle sur celles-ci, cette personne n’est pas liée à une autre personne et aucune autre personne ne lui est liée.

6.3    Pour plus de certitude, nul n’est présumé étre lié à une personne pour 1’application du paragraphe 8(4)g) de la Loi uniquement du fait que l’une de ces personnes a donné à l’autre conformément à une procuration révocable le pouvoir d’exercer les droits de votes ou de donner des directives quant à l’exercice des droits de vote rattachés à des actions a une assemblée des porteurs de ces actions si la procuration n’est sollicitée qu’au moyen d’une circulaire de sollicitation de procurations publiée dans le cadre d’une sollicitation publique de procurations visant toutes les actions avec droit de vote et faite conformément aux lois applicables.

7.	Contrôle

Pour1’application de la présente annexe B, « controle » ou toute expression dérivée désigne le contrôle exercé de quelque façon que ce soit qui entraîne le contrôle de fait,

soit directement au moyen de la détention de titres ou indirectement au moyen d’une fiducie, d’un accord ou d’un arrangement, la propriété d’une société ou autrement et, sans que soit limitée la portée générale de ce qui précéde:

a)	a le contrôle, dans le cas d’une personne morale, la personne

(i)

qui détient — ou au profit de laquelle sont détenues — autrement qu’à titre de garantie seulement, des valeurs mobiliéres conférant plus de cinquante pour cent (50%) du maximum possible des voix à l’élection des administrateurs de la personne morale;

(ii)	dont lesdites valeurs mobiliéres conférent un droit de vote dont l’exercice permet d’élire la majorité des administrateurs de la personne morale;

b)

dans le cas d’une société de personnes ou d’un organisme non doté de la personnalité morale, une personne qui détient — ou au profit de laquelle sont détenues — autrement qu’à titre de garantie seulement, des droits de propriété représentant plus de cinquante pour cent (50%) de l’actif de l’un ou l’autre.

8.	Propriété conjointe

8.1    Pour l’application de la présente annexe B, lorsque plusieurs personnes, conjointement, sont porteurs ou véritables propriétaires ou ont le contrôle d’actions avec droit de vote, le nombre d’actions avec droit de vote détenues ou détenues en propriété effective par l’une de ces personnes ou dont elle a le contrôle comprend le nombre d’actions avec droit de vote dont elle est porteur ou véritable propriétaire ou a le contrôle conjointement avec ces autres personnes.

9.	Exceptions

9.1    Aucune disposition de la présente annexe B ne peut étre interprétée comme s’appliquant à des actions avec droit de vote qui:

a)	sont détenues par le Ministre en fiducie pour Sa Majesté du chef du Canada;

b)

sont détenues par un ou plusieurs preneurs fermes uniquement en vue de placer les actions dans le public ou dans le cadre d’un placement dans le public qui comprennent notamment des actions avec droit de vote acquises au moyen de la levée d’une option de répartition excédentaire ou dans le cadre d’opérations de maintien et, aux fins de calculer le pourcentage d’actions avec droit de vote dont un preneur ferme, est porteur ou propriétaire véritable ou sur lesquelles il exerce un contrôle pendant la période d’un placement des actions (pour 1’application de la présente disposition, cette période ne prend pas fin tant que des options de

répartition excédentaires n’ont pas encore été levées et n’ont pas expiré) et ne comprennent pas d’actions détenues ou pouvant étre acquises par ce preneur ferme qui, au moment du calcul, ont été revendues;

c)

sont détenues par toute personne agissant, à l’égard des actions, uniquement en sa qualité d’intermédiaire pour le paiement de fonds ou la livraison de valeurs mobiliéres, ou les deux, dans le cadre de transactions de valeurs mobiliéres et qui fournit des services centralisés pour la compensation des transactions en cette matiére, y compris des intermédiaires comme la Caisse canadienne de dépôt de valeurs Limitée et la Depository Trust Company;

d)	sont détenues uniquement en garantie;

e)

sont détenues par un dépositaire ou un autre mandataire nommé en vertu d’un contrat relatif aux reçus de versement ou d’ autres contrats en vertu desquels, notamment, les actions avec droit de vote sont acquises en tranches.

10.	Réglements

10.1    Sous réserve de la LCSA et du réglement de la LCSA, les administrateurs de la Compagnie peuvent étblir, modifier ou abroger des réglements en vue d’appliquer les dispositions concernant les actions à participation restreinte énoncées dans les présentes clauses, y compris des réglements

a)	afin d’établir les circonstances dans lesquelles des declarations sont nécessaires, la forme qu’elles doivent prendre et les moments auxquels elles doivent étre fournies;

b)

sans limiter l’alinéa a), afin d’obliger une personne au nom de laquelle des actions avec droit de vote de la Compagnie sont immatriculées à fournir une déclaration solennelle en vertu de la Loi sur la preuve au Canada déclarant que

(i)	l’actionnaire est le véritable propriétaire des actions avec droit de vote de la Compagnie ou les détient pour le compte du véritable propriétaire,

(ii)	l’actionnaire est une personne liée à un autre actionnaire,

et déclarant tous autres faits que les administrateurs considérent pertinents;

c)

afin d’obliger une personne cherchant à faire inscrire à son nom un transfert d’une action avec droit de vote ou à se faire émettre une action avec droit de vote à fournir une déclaration semblable à la déclaration qu’un actionnaire peut étre tenu de fournir en vertu de 1’alinéa a) ou b).

10.2    Lorsqu’une personne est tenue de fournir une déclaration en vertu d’un règlement établi en vertu du paragraphe 10.1, les administrateurs peuvent refuser d’inscrire le transfert d’une action avec droit de vote a son nom ou de lui émettre une action avec droit de vote tant que cette personne n’a pas fourni la déclaration.

11.	Pouvoirs des administrateurs

11.1    Aux fins de 1’application de la presente annexe B, les administrateurs de la Compagnie possédent, outre les pouvoirs expressément énoncés aux présentes, tous les pouvoirs qui, à leur avis, sont souhaitables ou nécessaires à la poursuite de l’intention et de l’objectif des présentes, y compris, notamment, tous les pouvoirs prévus aux dispositions sur les sociétés par actions à participation restreinte de la partie VI de la LCSA et de la partie VII du règlement de la LCSA, avec les modifications nécessaires, comme si ces dispositions s’appliquaienta à la vente d’actions avec droit de vote.

11.2    Si le conseil d’administration, en toute bonne foi, décide que des personnes sont partie à une convention ou un arrangement, dont l’un des buts est de les obliger à agir de concert en ce qui concerne leur intérêt, direct ou indirect, dans des actions avec droit de vote, le conseil d’administration aura le droit de considérer ces personnes comme étant des personnes liées aux fins des présentes.

11.3    En appliquant les dispositions de la présente annexe B, les administrateurs de la Compagnie peuvent se fonder sur

a)	une affirmation faite dans une declaration mentionnée à l’article 10;

b)	la connaissance d’un administrateur, dirigeant, employé ou mandataire de la Compagnie;

c)	1’avis des conseillers juridiques de la Compagnie ou d’autres conseillers compétents.

11.4    Lorsqu’il est nécessaire dans la présente annexe B d’établir quel est l’avis des administrateurs de la Compagnie, cet avis sera exprimé et constaté par une résolution des administrateurs de la Compagnie dûment adoptée, y compris une résolution écrite signée conformément a l’article 117 de LCSA.

12.	Absence de réclamation

Aucun actionnaire de la Compagnie ni aucune autre personne intéressée n’aura de réclamation ni de droit d’action contre tout administrateur ou dirigeant de la Compagnie et la

Compagnie n’aura aucune réclamation ni aucun droit d’action contre tout administrateur ou dirigeant de la Compagnie en raison d’un geste (y compris toute omission d’agir) posé conformément aux dispositions de la présente annexe B ou visant l’atteinte de ses objectifs ou en raison de toute violation ou violation alléguée de ces dispositions, à condition que les administrateurs aient agi honnétement et de bonne foi.

13.	Divulgation requise

Chacun des documents suivants émis ou publiés par la Compagnie doit indiquer, bien en évidence, la nature générale des restrictions concernant l’émission, le transfert et la propriété de ses actions avec droit de vote énoncées aux présentes:

a)	certificat représentant une action avec droit de vote;

b)	circulaire de sollicitation de procuration de la direction;

c)	prospectus, déclaration de faits importants, déclaration d’enregistrement ou document semblable.

ANNEXE C

Les administrateurs peuvent, en vertu du paragraphe 106(8) de la LCSA, nommer un ou plusieurs administrateurs dont le mandat expire au plus tard à la clôture de la prochaine assemblée annuelle, à condition que le nombre total des administrateurs ainsi nommés n’excède pas le tiers du nombre des administrteurs élus à la dernière assemblée annuelle.